Exhibit 5.1

[Letterhead of King & Spalding LLP]

September 3, 2025

HCM II Acquisition Corp.

100 First Stamford Place, Suite 330

Stamford, CT 06902

Ladies and Gentlemen:

We have acted as counsel to HCM II Acquisition Corp., a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement (as defined below) relating to, among other things, that certain Business Combination Agreement, dated March 26, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Terrestrial Energy Inc., a Delaware corporation (“Terrestrial Energy”) and HCM II Merger Sub Inc., a Delaware corporation (“Merger Sub”).

Pursuant to the Business Combination Agreement, the Company will change its jurisdiction of incorporation to Delaware (the “Domestication”, and the effective time of the Domestication, the “Domestication Effective Time”) by effecting a deregistration under Section 206 of the Companies Act (As Revised) of the Cayman Islands and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”) by filing a certificate of corporate domestication together with a certificate of incorporation, in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). The Domestication is subject to the approval of the Company’s shareholders. In connection with the transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”), the Company will be renamed “Terrestrial Energy Inc.” and is referred to herein, following the effectiveness of the Domestication, as “New Terrestrial Energy.”

At least one day following the Domestication, Merger Sub will merge with and into Terrestrial Energy (the “Merger”, and the effective time of the Merger, the “Effective Time”), with Terrestrial Energy being the surviving corporation and continuing as a wholly-owned subsidiary of New Terrestrial Energy. In connection with the Domestication: (i) each of the then issued and outstanding Class A ordinary shares of the Company, par value $0.0001 per share (“HCM II Class A Ordinary Shares”) will convert, on a one-for-one basis, into one share of New Terrestrial Energy common stock, par value $0.0001 per share (each, a share of “New Terrestrial Common Shares”); (ii) each of the then issued and outstanding warrants representing the right to purchase one HCM II Class A Ordinary Share (the “HCM II Warrants”), issued pursuant to that certain Warrant Agreement by and between the Company and Continental Stock Transfer & Trust Company, dated August 19, 2024 (the “Warrant Agreement”), will convert automatically into a warrant to acquire one share of New Terrestrial Common Shares (each a “New Terrestrial Warrant”); and (iii) each of the then issued and outstanding units of the Company (each an “HCM II Unit”) will be canceled and each holder of such HCM II Unit will be entitled to one share of New Terrestrial Common Shares and one-half of one New Terrestrial Warrant. Following the Domestication and in connection with the consummation of the Transactions, New Terrestrial Energy will also issue shares of New Terrestrial Common Shares to holders of securities of Terrestrial Energy (the “Terrestrial Energy Securityholders”) in accordance with the terms and subject to the conditions of the Business Combination Agreement.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the Registration Statement on Form S-4 (File No. 333-288735) filed by the Company and Terrestrial Energy relating to up to (i) 28,750,000 shares of New Terrestrial Common Shares issuable upon conversion of the HCM II Class A Ordinary Shares and the cancellation of the HCM II Units; (ii) 104,870,541 shares of New Terrestrial Common Shares issuable to Terrestrial Energy Securityholders (the “Consideration Shares”); (iii) 18,350,000 New Terrestrial Warrants issuable upon conversion of the HCM II Warrants and the cancellation of the HCM II Units; and (iv) 18,350,000 shares of New Terrestrial Common Shares to be issued upon the exercise of the New Terrestrial Warrants (the “Warrant Shares”), initially filed on July 17, 2025 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) (such registration statement, as subsequently amended, being hereinafter referred to as the “Registration Statement”);

(b)	the Plan of Domestication, filed as Exhibit 2.4 to the Registration Statement;

(c)	the Memorandum and Amended and Restated Articles of Association of the Company, filed as Exhibit 3.1 to the Form 8-K (Reg. No. 001-42252) filed by the Company on August 20, 2024;

(d)	the form of certificate of incorporation of New Terrestrial Energy, to be effective upon Domestication (the “Certificate of Incorporation”), in the form filed as Annex C to the Registration Statement;

(e)	the form of proposed By-Laws of New Terrestrial Energy (the “Bylaws”), in the form filed as Annex D to the Registration Statement;

(f)	the form of proposed certificate of corporate domestication of New Terrestrial Energy, to be filed with the Delaware Secretary of State (the “Certificate of Domestication”), filed as Exhibit 3.6 to the Registration Statement;

(g)	a copy of the Specimen Unit Certificate of HCM II Acquisition Corp., filed as Exhibit 4.1 to the registration statement on Form S-1/A filed by the Company on July 5, 2024;

(h)	a copy of the Specimen Class A Ordinary Share Certificate of the Company, filed as Exhibit 4.2 to the Form S-1/A filed by the Company on July 5, 2024;

(i)	a copy of the Specimen Warrant Certificate of the Company, filed as Exhibit 4.3 to the Form S-1/A filed by the Company on July 5, 2024;

(j)	a copy of the Warrant Agreement, filed as Exhibit 4.4 to the Form 8-K (Reg. No. 001-42252) filed by the Company on August 20, 2024;

(k)	the form of Assignment, Assumption and Amendment Agreement, by and among the Company, Terrestrial Energy and E*TRADE Financial Holdings, LLC, filed as Exhibit 4.7 to the Registration Statement (the “Warrant Assumption Agreement”);

(l)	the form of the Amended and Restated Warrant Agreement, by and among the Company and E*TRADE Financial Holdings, LLC, filed as Exhibit 4.6 to the Registration Statement (the “Amended and Restated Warrant Agreement”); and

(m)	a copy of the Specimen Common Stock Certificate of New Terrestrial Energy, filed as Exhibit 4.5 to the Registration Statement.

In rendering our opinion, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed. In making such examination and in rendering the opinions set forth below, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion letter, we have relied, without independent verification, upon certificates and representations of representatives of the Company and public officials.

The opinions stated herein presume that:

I.	Prior to effecting the Domestication and prior to the issuance of securities by New Terrestrial Energy: (i) the shareholders of the Company will have approved, among other things, the Domestication; and (ii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

II.	In accordance with the Company’s plan of domestication, in substantially the form attached as Exhibit 2.4 to the Registration Statement, to effect the Domestication, the Company will file a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and file the Certificate of Incorporation and the Certificate of Domestication with the Delaware Secretary of State, under which the Company will be domesticated and continue as New Terrestrial Energy, a Delaware corporation;

III.	at the Effective Time, the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act;

IV.	the Certificate of Incorporation, in substantially the form filed as Exhibit 3.2 to the Registration Statement, will be duly executed and thereafter be duly filed with the Delaware Secretary of State and have become effective in accordance with the DGCL, that no other certificate or document, other than the Certificate of Domestication, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of New Terrestrial Energy with the Delaware Secretary of State and that New Terrestrial Energy will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation;

V.	the By-Laws, in substantially the form attached as Exhibit 3.3 to the Registration Statement, will become effective upon the Domestication Effective Time;

VI.	the parties to the Amended and Restated Warrant Agreement shall have duly executed and validly entered into such agreement in substantially the form filed as Exhibit 4.6 to the Registration Statement; and

VII.	prior to the issuance of the New Terrestrial Common Shares, the Consideration Shares, the New Terrestrial Warrants and the Warrant Shares: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; and (ii) the Domestication shall have been consummated prior to the Merger.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.	The New Terrestrial Common Shares, when issued in the manner and on the terms described in the Registration Statement and the Business Combination Agreement, will have been duly authorized by all requisite corporate action on the part of New Terrestrial Energy under the DGCL and will be validly issued, fully paid and non-assessable.

2.	The Consideration Shares, when issued in the manner and on the terms described in the Registration Statement and the Business Combination Agreement, will have been duly authorized by all requisite corporate action on the part of New Terrestrial Energy under the DGCL and will be validly issued, fully paid and non-assessable.

3.	The New Terrestrial Warrants, when issued in the manner and on the terms described in the Registration Statement, the Business Combination Agreement and the Amended and Restated Warrant Agreement, will be a valid and binding obligation of New Terrestrial Energy, enforceable against New Terrestrial Energy, in accordance with its terms under the laws of the State of New York.

4.	Upon the exercise by the holders of the New Terrestrial Warrants and the payment of the exercise price for the New Terrestrial Warrants pursuant to and in accordance with the terms of the Amended and Restated Warrant Agreement, the Warrant Shares will have been duly authorized by all requisite corporate action on the part of New Terrestrial Energy under the DGCL and will be validly issued, fully paid and non-assessable.

The opinions stated herein are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), and (c) an implied covenant of good faith and fair dealing. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America, laws of the State of New York and the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ King & Spalding LLP
King & Spalding LLP